Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Financial Dynamics Julie Huang / Theresa Kelleher (212) 850-5600 wst@fd.com

Exhibit 99.2

WEST PHARMACEUTICAL SERVICES TO PRESENT AT THE UBS GLOBAL LIFE SCIENCES CONFERENCE

LIONVILLE, PA, September 21, 2006 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., Ph.D, Chairman and Chief Executive Officer and William Federici, Chief Financial Officer, will be presenting at the UBS Global Life Sciences Conference at the Grand Hyatt Hotel in New York, NY. The presentation is scheduled for Wednesday, September 27 at 2:00 p.m. (EST).

A link to the audio portion of West’s presentation will be available through the Investor link of the Company’s website, www.westpharma.com.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world’s leading manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.